EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8, in Registration Statement No. 333-74897 on Form S-8, in Registration Statement No. 333-81463 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 333-87829 on Form S-3, in Registration Statement No. 333-41982 on Form S-8, in Registration Statement No. 333-87372 on Form S-8, in Registration Statement No. 333-103838 on Form S-8, and in Registration Statement No. 333-103839 on Form S-8 of our reports dated February 24, 2005, relating to the financial statements and financial statement schedule of Baker Hughes Incorporated (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of certain accounting standards during the three year period ended December 31, 2004) and to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 24, 2005